Exhibit 10.16

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
PHILIP PROFESSIONAL CENTER
BUILDING 100 AND BUILDING 200
455 PHILIP BOULEVARD
LAWRENCEVILLE, GEORGIA 30046
THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Agreement”) is made and entered into as of the Effective Date by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (“Seller”).
In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
1.Terms and Definitions. The terms listed below shall have the respective meaning given them as set forth adjacent to each term.
(a)    “Broker” shall mean HealthAmerica Realty Group, LLC.
(b)    “Closing” shall mean the consummation of the transaction contemplated herein, which shall occur, subject to any applicable extension periods set forth in this Agreement, within five (5) business days following the Lender’s (as defined herein) approval of the Loan Assumption (as defined herein). In no event shall any Closing occur prior to the expiration of the Due Diligence Period (as defined herein). The date of Closing is sometimes hereinafter referred to as the “Closing Date.” Neither party will need to be present at Closing, it being anticipated that the parties will deliver all Closing documents and deliverables in escrow to the Escrow Agent prior to the date of Closing.
(c)     “Due Diligence Materials” shall mean the documents and materials pertaining to the Property described on Exhibit O attached hereto and incorporated herein, to the extent within Seller’s possession.
(d)     “Due Diligence Period” shall mean the period beginning upon the Effective Date (as defined herein) and extending until 6:00 PM ET on the date that is thirty (30) days thereafter or the date on which Seller receives written notice of Buyer’s waiver of the Due Diligence Period. Seller shall deliver to Buyer all of the Due Diligence Materials (as defined herein) within two (2) business days after the Effective Date. In the event all of the Due Diligence Materials have not been provided to Buyer within two (2) business days after the Effective Date, then Buyer shall, within one (1) business day after the expiration of said two (2) business day period, notify Seller in writing and identify with reasonable specificity the Due Diligence Materials that it has not received, and the Due Diligence Period shall automatically be extended by one (1) day for each day beyond such deadline until all of the deficiencies in the Due Diligence Materials identified in such notice have been provided to Buyer. If Buyer fails to so notify Seller of any deficiencies in the delivery of the Due Diligence Materials, then Buyer shall be deemed to have received all the in accordance with this Agreement. Buyer shall deliver written notice to Seller indicating the extension of the Due Diligence Period, if any, as provided in this Section 1(d).
(e)    “Earnest Money” shall mean Four Hundred Fifteen Thousand and 00/100 Dollars ($415,000.00). The Earnest Money shall be delivered to Escrow Agent within two (2) business days after the Effective Date. The Earnest Money shall be deposited by Buyer in escrow with Escrow Agent, to be applied as part payment of the Purchase Price at the time of Closing, or disbursed as agreed upon in accordance with the terms of this Agreement. Seller and Buyer each shall pay one-half of all reasonable escrow fees charged by Escrow Agent.
(f)     “Effective Date” This Agreement shall be signed by both Seller and Buyer. The date that is one (1) business day after the date of execution and delivery of this Agreement by both Seller and Buyer as reflected below the signatures of the parties shall be the “Effective Date” of this Agreement.
(g)    “Escrow Agent” shall mean Fidelity National Title Insurance Company, whose address is 5565 Glenridge Connector, Suite 300, Atlanta, Georgia 30342, Attention: Christy Hockmeyer, Telephone: 404-414-5094; Telecopy: (404) 303-6307; E-Mail: christy.hockmeyer@fntg.com. The parties agree that the Escrow Agent and Buyer’s title agent, if any, shall be responsible for (x) organizing the issuance of the Title Commitment (hereinafter defined) and Title Policy (hereinafter defined), (y) preparation of the closing statement, and (z) collections and disbursement of the funds.
(h)    “Guarantor” shall mean each guarantor, if any, of the Leases.
(i)    “Guaranty” shall mean each Lease guaranty executed by a Guarantor.
(j)    “Leases” shall mean those certain leases described on Exhibit A-2 attached hereto and made a part hereof between Seller, as landlord, and the tenants described on Exhibit A-2 attached hereto and incorporated herein, as tenant (each tenant, individually, a “Tenant”, and collectively, the “Tenants”), as amended. Each of the Leases may be referred to herein individually as a “Lease” or the “Lease”.
(k)    “Property” shall mean (1) that certain real property located at 455 Philip Boulevard, Lawrenceville, Georgia 30046, being more particularly described on Exhibit A-1 attached hereto and incorporated herein (the “Real Property”) together with all buildings, facilities and other improvements located thereon (collectively, the “Improvements”); (1) all right, title and interest of Seller under the Leases and all security deposits (if any) that Seller is holding pursuant to the Leases; (1) all right, title and interest of Seller in all machinery, furniture, lighting, electrical, mechanical, plumbing and heating, ventilation and air conditioning systems and other equipment used in connection with operation of the Real Property and the Improvements, and all carpeting, draperies, appliances and other fixtures and equipment attached or appurtenant to the Real Property and Improvements, and items of personal property of Seller attached or appurtenant to, located on or used in the ownership, use, operation or maintenance of the Property or the Improvements

(collectively, the “Personalty”); (1) all right, title and interest of Seller, if any, to any unpaid award for (1) any taking or condemnation of the Property or any portion thereof, or (1) any damage to the Property or the Improvements by reason of a change of grade of any street or highway; (e) all easements, licenses, rights-of-way, air and subsurface rights and appurtenances relating to any of the foregoing, including, without limitation, any reciprocal easement agreements and parking lot agreements; (f) all right, title and interest of Seller in and to any warranties and guaranties respecting the Improvements and Personalty; (g) all right, title and interest of Seller in and to all licenses, permits, authorizations and approvals issued by any governmental agency or authority which pertain to the Real Property and the Improvements, to the extent they exist and are transferable and assignable; (h) to the extent the same are assignable, all site plans, surveys, and plans which relate to the Real Property; and (i) all right, title and interest of Seller in and to any tradenames, logos (including any federal or state trademark or tradename registrations), or other identifying name or mark now used in connection with the Real Property and/or the Improvements, but expressly excluding any such property to the extent owned by any Tenant.
(l)    “Purchase Price” shall mean Nine Million and 00/100 Dollars ($9,000,000.00).
(m)    “Real Estate Taxes” shall mean all real estate taxes, rollback taxes, personal property taxes, water and sewer use charges, or payments in lieu of taxes, and any other charges and assessments constituting a lien on the Property.
(n)    Seller and Buyer’s Notice address
(i)    “Seller’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:
ICM VI-Philip Centre, LP
c/o ICM Realty Group, LLC
3715 Northside Parkway
Building 400, Suite 475
Atlanta, GA 30327
Tel. No.: 678-642-3986 (Mobile)
Email: sypukuga@gmail.com
And to:
Stephen F. White, Esq.
SFW Advisors, P.C.
1000 Parkwood Circle
Suite 810
Atlanta, Georgia 30339
Tel. No.: 770-212-2232 (Phone)
Tel. No.: 404-667-3074 (Mobile)
Email: swhite@sfwadvisors.com

(ii)    “Buyer’s Notice Address” shall be as follows, except as same may be changed pursuant to the Notice section herein:

Thomas P. D’Arcy
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6500
Fax No.: (646) 861-7805
Email: tdarcy@arlcap.com
And to:
Jeremy Eichel
c/o American Realty Capital VII, LLC
405 Park Avenue, 14th Floor
New York, NY 10022
Tel. No.: (212) 415-6551
Email: jeichel@arlcap.com

And Due Diligence Materials (if provided by email) to:

duediligence@arlcap.com

With hard copies and/or cds to:

James A. (Jim) Mezzanotte
c/o American Realty Capital VII, LLC
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Tel. No.: (704) 626-4400
Fax No.: (212) 415-6507
Email: jmezzanotte@arlcap.com

2.    Purchase and Sale of the Property. Subject to the terms of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, the Property for the Purchase Price.
3.    Payment of Purchase Price.
(a)    The portion of the Purchase Price to be paid by Buyer to Seller at Closing shall be the Purchase Price less the outstanding principal balance of the Loan (hereinafter defined) as of the Closing Date of the Property (the "Cash Portion of the Purchase Price"), plus or minus prorations, credits and adjustments as provided in Section 4 and elsewhere in this Agreement. The

Cash Portion of the Purchase Price shall be paid by wire transfer of immediately available funds to Escrow Agent, at the time of Closing, or as otherwise agreed to between Buyer and Seller.
(b)    Notwithstanding anything contained in this Agreement to the contrary, Buyer shall have no obligation to purchase the Property unless and until (and subject to any of Buyer's termination rights contained in this Agreement) Seller and Buyer have secured from the existing mortgagee of the Property ("Lender") approval for an assumption of the loan secured by the Property (the "Loan Assumption," and the loan, the "Loan," respectively) to be executed by Buyer at Closing, which, as to the Property, shall have:
(i)    an original principal balance of $5,200,00.00;
(ii)    a fixed annual interest rate of 4.00%;
(iii)    payments based upon a thirty (30) year amortization schedule throughout the term of the Loan;
(iv)    no cash escrow balances unless fully funded by Seller;
(v)    a maturity date of October 1, 2019;
(vi)    such loan document modifications as Buyer may request to address Buyer’s parent’s compliance with real estate investment trust laws and regulations and its offering materials, including, but not limited to, modifications to covenants regarding ongoing financial reporting, transfers and distributions of excess cash flow; and
(vii)    no requirement for personal recourse liability from any shareholder, owner, officer or employee of Buyer, except for customary carve-out guaranties that are acceptable to Buyer in its sole discretion.
(c)    Buyer shall be responsible for any and all fees and expenses of Lender in connection with the Loan Assumption, including an assumption fee in an amount not to exceed one percent (1%) of the Loan. Notwithstanding anything to the contrary contained in this Agreement, if the Loan Assumption is not approved by Lender on or before the date that is sixty (60) days after the Effective Date or if Lender affirmatively disapproves the Loan Assumption for any reason at any time, Buyer shall have the right to terminate this Agreement and receive the Earnest Money, and upon such termination, Seller shall pay to Buyer all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement as evidenced by invoices or statements delivered to Seller, up to $25,000.00; provided, however, Seller shall have no such reimbursement obligation for out-of-pocket expenses in the event Buyer terminates this Agreement pursuant to the terms of Section 6(b) herein. Upon such termination, neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly set forth herein.
(d)    Within five (5) business days following the Effective Date, Seller shall deliver to Buyer an application for the assumption of the Loan. Buyer shall submit such application to Lender as soon as practicable following Buyer’s receipt of such application from Seller, and thereafter take all commercially reasonable efforts to pursue to completion the Loan Assumption. Buyer and Seller shall use commercially reasonable efforts, including without limitation, the furnishing of all commercially reasonable documents, executed forms, instruments, financial statements and other materials requested by Lender, in a timely manner, to obtain the consent of the Lender to:
(i)    the transfer of the Property to Buyer or a bankruptcy remote, special purpose entity or entities to be formed by Buyer to purchase the Property as permitted pursuant and subject to the provisions of Section 25 herein (the "Buyer Entity"), the governance of which may involve an independent director(s) or other person who is not employed by Buyer or an affiliate of Buyer;
(ii)    the assumption of the Loan by Buyer or the Buyer Entity;
(iii)    the loan document modifications referenced in Section 3(b)(vi) above; and
(iv)    a release of Seller and/or any of its affiliates, members or principals from all liabilities arising under the Loan for periods from and after Closing, including, without limitation, any liability under any guaranty or indemnity executed by Seller and/or any of its affiliates, members or principals in favor of Lender relating to the Loan; provided, however, that notwithstanding anything in this Agreement to the contrary, Seller acknowledges that Buyer will propose the Buyer Entity (which Buyer Entity shall be formed and established to qualify as bankruptcy remote, special purpose entity in compliance with the customary requirements for so-called "securitized loans") to the Lender to assume the Loan and Buyer will determine in its sole and absolute discretion the entity it will offer to the Lender to provide guarantees of non-recourse carve outs and any required environmental or other indemnity. If Lender consents to the assumption of the Loan in accordance with the provisions of this Section 3, the Buyer Entity shall assume and agree to pay and perform at Closing the obligations under the Loan that arise from and after the Closing, in each case subject to the prorations and adjustments provided for in this Agreement.
(e)    The parties agree that the value of the Personalty is de minimis, and no part of the Purchase Price is allocated to it.
4.    Proration of Expenses and Payment of Costs and Recording Fees.
(a)    Prorations. The following items will be prorated as of 12:01 A.M. on the Closing Date, with all items of income and expense for the Property being borne by Buyer from and after (and including) the Closing Date: Tenant Receivables (hereinafter defined) and other income and rents that have been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations under service contracts which are assigned, if any; accrued operating expenses; Real Estate Taxes; and any assessments by private covenant for the then-current calendar year of Closing.
(b)    Taxes

(i)    If Real Estate Taxes for the year of Closing are not known or cannot be reasonably estimated, Real Estate Taxes will be prorated based on Real Estate Taxes for the year prior to Closing. Any additional Real Estate Taxes in the nature of “roll back” taxes or relating to the year of Closing arising out of a change in the use of the Land and Improvements prior to Closing or a change in ownership shall be paid by Seller when due and payable, and Seller will indemnify Buyer from and against any and all such Real Estate Taxes arising out of the transfer of the Property, which indemnification obligation will survive the Closing.
(ii)    If Seller has engaged or will engage prior to the expiration of the Due Diligence Period, consultants for the purpose of protesting the amount of taxes or the assessed valuation for certain tax periods for the Property (“Protest Proceedings”), any cash refunds or proceeds actually distributed (collectively, “Cash Refunds”) will be apportioned as described below. Any Cash Refunds (including interest thereon) on account of a favorable determination, after deduction of costs and expenses incurred for such Protest Proceedings, shall be: (A) the property of Seller to the extent such Cash Refunds were for Real Estate Taxes paid by Seller applicable to a period prior to the Closing Date; (B) prorated between Buyer and Seller for taxes paid for a period during which the Closing Date occurred; and (C) the property of Buyer for Real Estate Taxes for a period after the Closing Date. Seller and Buyer agree to notify the other in writing of any receipt of a Cash Refund within fifteen (15) business days of receipt of such Cash Refund. To the extent either party obtains a Cash Refund, a portion of which is owed to the other party, the receiving party shall deliver the Cash Refund to the other party within fifteen (15) Business Days of its receipt. Buyer agrees and acknowledges that Seller has the right to initiate proceedings to protest the valuation of any of the Property prior to the expiration of the Due Diligence Period. Seller agrees to give Buyer notice of Seller’s intent to initiate such proceedings prior to initiation of such proceedings and at any time subsequent to the end of the Due Diligence Period shall obtain Buyer’s consent to initiation of such proceedings, which consent may be unreasonably withheld.
(c)    Utilities. Buyer will take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. The Seller will ensure that all utility meters are read as of the Closing Date. Seller will be entitled to recover any and all deposits held by any utility company as of the Closing Date.
(d)    Tenant Receivables. Rents due from Tenants under the Leases (including operating expense and real estate tax contributions or reimbursements and similar charges (collectively, “Pass-Through Expenses”)), set-offs due or required to be paid under or by reason of the Leases (collectively called “Tenant Receivables”) shall be adjusted by appropriate credit to the Seller or Buyer (as the case may be) on the Closing Date. If, at the Closing Date, any Tenant is in arrears in the payment of rents (“Uncollected Delinquent Tenant Receivables”), Seller will disclose the same to Buyer in writing or on the rent roll to be delivered to Buyer pursuant to Section 10 hereof and such amounts shall not be adjusted on the Closing Date. Prior to the Closing Date, Seller shall use Seller’s current business practices to collect Uncollected Delinquent Tenant Receivables. If Buyer shall collect Uncollected Delinquent Tenant Receivables within ninety (90) days after the Closing Date, then Buyer shall turn over to Seller the arrearages so collected, less the reasonable cost of collection thereof, if any; provided, however, Seller may continue to seek to collect the Uncollected Delinquent Tenant Receivables by legal action following the Closing Date. All rents collected by Buyer after the Closing Date (except for amounts specifically billed and paid as end of year reconciliation payments for Pass-Through Expenses, which shall be separately accounted for and allocated, pro rata, between Seller and Buyer as their interest may appear) shall be first applied to rents due and payable after the Closing Date and only the excess thereof shall be paid over to Seller on account of the Uncollected Delinquent Tenant Receivables. Seller shall prepare the reconciliation for Pass-Through Expenses for the Property and provide such reconciliation to Buyer and Buyer’s property manager. Buyer agrees to cause its property manager to cooperate with Seller in preparing such reconciliation. To the extent that items to be apportioned hereunder may be required to be paid directly by a Tenant under its Lease, the same shall not be apportioned, provided, however, that such items shall have been paid by such Tenant currently through the month including the Closing Date. The provisions of this Section 4(d) shall survive Closing and the delivery of the Deed (hereinafter defined), and shall survive the expiration or earlier termination of this Agreement. Seller expressly agrees that if Seller receives any amounts after the Closing Date which are attributable, in whole or in part, to any period after the Closing Date, Seller will notify Buyer of such fact and will remit to Buyer that portion of the monies so received by Seller to which Buyer is entitled within ten (10) business days after receipt thereof. With respect to unbilled Tenant Receivables, Buyer covenants and agrees to cause its property manager to (A) bill the same in the ordinary course of its business and (B) cooperate with Seller to determine the correct amount of operating expenses and/or taxes due.
A reconciliation or determination of Pass-Through Expenses, Uncollected Delinquent Tenant Receivables and unbilled Tenant Receivables due under the Leases shall be made at Closing to the extent possible. To the extent such information is not available at Closing, the foregoing shall be subject to adjustment following the Closing in accordance with the terms of Section 4(e), below. The provisions of this Section 4(d) will survive the Closing.
(e)    If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 4(a) through (d), then, for each separate item for which an adjustment is to be made, the following will apply: (i) Real Estate Taxes shall be re-prorated thirty (30) days after receipt of the final tax bill for the applicable period, (ii) Pass-Through Expenses shall be re-prorated one hundred twenty (120) days after the end of the applicable calendar year, and (iii) all other items of income and expenses shall be re-prorated one hundred twenty (120) days after Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis (or cash basis if so provided herein) with respect to their period of ownership. Payments in connection with the final adjustment shall be due within ten (10) days of written notice. Seller and Buyer shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations. All such rights and obligations under this Section 4(e) will survive the Closing.
(f)    All security deposits under the Leases collected and not properly applied by Seller as of the Closing (and interest thereon if required by law or contract) must be transferred or credited to Buyer at Closing. As of the Closing, Buyer will assume each Seller’s obligations related to the security deposits, but only to the extent they are credited or transferred to Buyer.

(g)    Interest on the Loan shall be prorated as of Closing, and Seller shall receive a credit at Closing for the balance of all tax, insurance and other reserves held by Lender and not otherwise distributed to Seller at Closing.
(h)    Seller shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)100% of all Title Policy premiums, including search costs, but excluding any endorsements issued in connection with such policies other than endorsements that Seller elects to purchase to cover title issues, if any;

(ii)Any transfer taxes and conveyance fees on the sale and transfer of the Property;

(iii)Broker’s commission payments, in accordance with Section 24 of this Agreement;

(iv)Any unpaid leasing commissions, tenant improvement allowances or outstanding rent concessions related to the Leases, whether or not due and payable; and

(v)A credit against the Purchase Price in an amount equal to the product of (x) $6,500.42 and (y) the number of months or partial months between the Closing Date and September 1, 2015, such amount representing $5.00 per rentable square foot of the premises leased to the Tenant of Building 200.

(i)    Buyer shall pay or be charged with the following costs and expenses in connection with this transaction:
(i)Title Policy premiums for any endorsements issued in connection with such policies other than a survey endorsement and endorsements that Seller elects to purchase to cover title issues, if any;

(ii)All costs and expenses in connection with the Loan Assumption, including, without limitation, Lender’s title policy, costs for the filing of all documents necessary to complete the Loan Assumption and related documentary stamp tax and intangibles tax;

(iii)Buyer shall pay for the cost of its own survey, Phase I environmental study and due diligence investigations;

(iv)    All fees relating to the recording of the Deed for the Property; and

(v)     The payment to Seller of the remaining, unpaid balance in the “Funded Maintenance Account” described in paragraph 6(f) of that certain U.S. Government Lease For Real Estate dated September 27, 2011, by and between Grove Street Lawrenceville, LLC, as landlord, and the United States of America, Department of Veterans Affairs (the “VA”), as tenant (as amended from time to time, the “VA Lease”), in Building 200 forming a part of the Improvements, provided that Seller assigns to Buyer at Closing by written instrument all of Seller’s right, title and interest to said Funded Maintenance Account. The balance of the Funded Maintenance Account as of May 31, 2015 was $129,735.81.
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(j)    Each party shall pay its own legal fees incidental to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
5.    Title. At Closing, Seller agrees to convey to Buyer fee simple marketable title to the Property by limited warranty deed, free and clear of all liens, defects of title, conditions, easements, assessments, restrictions, and encumbrances except for Permitted Exceptions (as hereinafter defined).
6.    Examination of Property. Seller and Buyer hereby agree as follows:
(a)    Buyer shall order a title commitment (the “Title Commitment”) from Escrow Agent, a survey and a zoning report for the Property promptly after the date hereof. All matters shown in the Title Commitment, survey or zoning report (“Title Matters”) with respect to which Buyer fails to object prior to the expiration of the Due Diligence Period shall be deemed “Permitted Exceptions”. However, Permitted Exceptions shall not include, and Seller shall be obligated to remove of record prior to or at Closing, any mechanic’s lien or any monetary lien, fine or penalty, or any deeds of trust, mortgage, or other loan documents secured by the Property, other than the Loan Documents (defined below), or any judgments and federal and state tax liens (collectively, “Liens”). Seller shall be required to cure or remove all Liens (by payment, bond deposit or indemnity acceptable to Escrow Agent). Seller shall have no obligation to cure any Title Matter objected to, except the Liens as aforesaid, provided Seller notifies Buyer of any objections which Seller elects not to remove or cure within five (5) business days following receipt of Buyer’s objections. In the event that Seller refuses to remove or cure any objections, Buyer shall have the right to terminate this Agreement upon written notice to Seller given within five (5) business days after receipt of Seller’s notice, upon which termination the Earnest Money, and all interest earned thereon, shall be returned to Buyer and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein. If any matter not revealed in the Title Commitment is discovered by Buyer or by the Escrow Agent and is added to the Title Commitment by the Escrow Agent at or prior to Closing, Buyer shall have until the earlier of (i) five (5) days after the Buyer’s receipt of the updated, revised Title Commitment showing the new title exception, together with a legible copy of any such new matter, or (ii) the Closing Date, to provide Seller with written notice of its objection to any such new title exception (an “Objection”). If Seller does not remove or cure such Objection prior to the Closing Date, Buyer may terminate this Agreement, in which case the Earnest Money, together with all interest earned thereon, shall be returned to Buyer, Seller shall reimburse Buyer for all out of pocket costs and expenses incurred hereunder and neither party shall have any further obligation hereunder, except as otherwise expressly set forth herein.
(b)    Within two (2) business days following the Effective Date, Seller shall provide to Buyer copies of the Due Diligence Materials, which shall include, without limitation,

the notes, mortgages and other loan documents securing repayment of the Loan, as listed on Exhibit G attached hereto and made a part hereof (collectively, the “Loan Documents”). Seller shall deliver any other documents relating to the Property reasonably requested by Buyer, to the extent within Seller’s or its affiliates’ or agents’ possession, within three (3) business days following such request. Additionally, during the term of this Agreement, Buyer, its agents and designees, shall have the right to enter the Property for the purposes of inspecting the Property, conducting non-invasive soil tests, and making surveys, mechanical and structural engineering studies, inspecting construction, and conducting any other investigations and inspections as Buyer may reasonably require to assess the condition and suitability of the Property; provided, however, (i) such inspections shall not involve any invasive testing unless Buyer submits a written request to Seller requesting permission to conduct such invasive testing, which permission may be withheld or denied in Seller’s sole and absolute discretion, and (ii) such activities by or on behalf of Buyer on the Property shall not damage the Property nor materially interfere with construction on the Property or the conduct of business by Tenants under the Leases; and provided further, however, that Buyer shall indemnify and hold Seller harmless from and against any and all claims or damages to the extent resulting from the activities of Buyer on the Property, and Buyer shall repair any and all damage caused, in whole or in part, by Buyer and return the Property to substantially its condition prior to such damage, which obligations shall survive Closing or any termination of this Agreement. Seller shall reasonably cooperate with the efforts of Buyer and the Buyer’s representatives to inspect the Property. After the Effective Date, Buyer shall be permitted to speak and meet with the Tenants in connection with Buyer’s due diligence; provided, however, Seller and/or Seller’s representatives shall have the opportunity to accompany Buyer or Buyer’s representatives in each such instance. Upon signing this Agreement, Seller shall provide Buyer with the name of a contact person(s) for the purpose of arranging site visits. Buyer shall give Seller reasonable written notice (which in any event shall not be less than two (2) business days) before entering the Property, and Seller may have a representative present during any and all examinations, inspections and/or studies on the Property. Buyer shall have the unconditional right, for any reason or no reason, to terminate this Agreement by giving written notice thereof to Seller and the Escrow Agent prior to the expiration of the Due Diligence Period, in which event this Agreement shall become null and void, Buyer shall receive a refund of the Earnest Money, together with all interest earned thereon, and all rights, liabilities and obligations of the parties under this Agreement shall expire, except as otherwise expressly set forth herein.
(c)    Buyer agrees to maintain or cause to be maintained, at Buyer’s expense, (i) a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering all indemnification obligations of Buyer under Section 6(b) hereof, with a combined single limit of not less than $2,000,000 per occurrence for bodily injury and property damage, insuring Buyer and Buyer’s representatives who perform actual work on the Property on Buyer’s behalf against any injuries or damages to persons or property that may result from or are related to Buyer’s and/or Buyer’s representatives entry upon the Property, and Seller as an additional insured.
(d)    It shall be a condition of Closing that Seller shall have obtained estoppel certificates from each Tenant and Guarantor, certified to Buyer, its lender and their successors and assigns, which, except as provided in the following sentence, shall be in the form attached hereto as Exhibit F (the “Estoppel Certificate”). Recognizing that the VA will not be willing to execute and deliver an Estoppel Certificate in the form attached hereto as Exhibit F, Buyer shall accept from the VA an Estoppel Certificate substantially similar to the form of estoppel certificate that Seller previously received from the VA, a copy of which estoppel certificate is attached hereto as Exhibit L (the “VA Estoppel”). Within five (5) business days following the Effective Date, Seller shall deliver to Buyer, for Buyer’s review and approval, draft Estoppel Certificates for the Leases. Seller shall promptly deliver to Buyer a photocopy or pdf file of the executed Estoppel Certificate when Seller receives the same. Within five (5) business days following the Effective Date, Seller shall request a waiver of any right of first refusal, right of first offer or other purchase option, if any, that any party may have to purchase the Property (and simultaneously provide Buyer with copies of such requests).
(e)    Seller shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement from each Tenant in form and substance reasonably acceptable to Buyer and Lender, if applicable (each such agreement, an “SNDA”); provided, however, Buyer acknowledges that with respect to the VA Lease, the tenant under the VA Lease will not be willing to execute and deliver an SNDA on the form requested by Buyer, but only on the form described in the VA Lease.
(f)    Seller shall use commercially reasonable efforts to obtain estoppel certificates with respect to reciprocal easement agreements affecting the Property, as may be reasonably requested by Buyer.
(g)    On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume at Closing any of the Contracts (defined below). If Buyer does not notify Seller prior to the expiration of the Due Diligence Period that it elects not to assume any of the Contracts, Buyer shall be deemed to have accepted and agreed to assume all of the Contracts. If Buyer exercises its right not to assume one or more Contracts at Closing, Seller shall give notice of termination of such disapproved Contract(s); provided, if by the terms of the disapproved Contract Seller has no right to terminate same on or prior to Closing, Buyer shall be required at Closing to assume all obligations thereunder until the effective date of the termination; provided, further, if any fee or other compensation is due under any disapproved Contract as a result of such termination, whether payable before or after the Closing Date, Seller shall remain obligated to pay the contractor or to reimburse Buyer for the payment of the termination charge. Notwithstanding the foregoing, Seller shall, without notice from Buyer, terminate any and all property management and listing agreements prior to Closing at Seller’s sole cost and expense. All obligations under this Section 6(g) will survive the Closing.
(h)    Buyer and Seller shall complete and execute such documents as the VA may require to effectuate the assignment of the VA Lease and the Funded Maintenance Account from Seller to Buyer. This Section 6(h) shall survive the Closing.
7.    Risk of Loss/Condemnation. Upon an occurrence of a casualty, condemnation or taking, Seller shall notify Buyer in writing of same. Until Closing, the risk of loss or damage to the Property, except as otherwise expressly provided herein, shall be borne by Seller. In the event all or any portion of the Property is damaged in any casualty or condemned or taken (or notice of any condemnation or taking is issued) so that: (a) any Tenant has a right of termination or abatement of rent under its Leases, whether or not the restoration work shall be timely completed or (b) with respect to any casualty, if the cost to repair such casualty would exceed $250,000, or (c) with respect to any condemnation, any Improvements or access to the Property or more than five percent (5%) of the Property is (or will be) condemned or taken, then, Buyer may elect to terminate this Agreement by providing written notice of such termination to Seller within ten (10) business days after Buyer’s receipt of written notice of such condemnation, taking or damage, upon which termination, the Earnest Money, together with all interest earned thereon, shall be returned to the Buyer and neither party hereto shall have any further rights, obligations or liabilities under this Agreement, except as otherwise expressly set forth herein. With respect to any condemnation or taking (of any notice thereof), if Buyer does not elect to cancel this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the awards, if any, for the condemnation or taking, and Buyer shall be entitled to receive and keep all such awards. With respect to a casualty, if Buyer does not elect to terminate this Agreement or does not have the right to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Buyer at the Closing, the rights of Seller to the proceeds under Seller’s insurance policies covering such Property with respect to such damage or destruction (or pay to Buyer any such proceeds received prior to Closing) and pay to Buyer the amount of any deductible with respect thereto, and Buyer shall be entitled to receive and keep any monies received from such insurance policies.
8.    Earnest Money Disbursement. The Earnest Money shall be held by Escrow Agent, in trust, and disposed of only in accordance with the following provisions:
(a)    If the Closing occurs, Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller and Buyer on the Closing Date to be applied as part payment of the Purchase Price. If for any reason the Closing does not occur, Escrow Agent shall deliver the Earnest Money to Seller or Buyer only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 8(a). Subject to the last sentence of this Section 8(a), if for any reason the Closing does not occur and either party makes a written demand (the “Demand”) upon Escrow Agent for payment of the Earnest Money, Escrow Agent shall give written notice to the other party of the Demand within one (1) business day after receipt of the Demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the giving of such notice by Escrow Agent, Escrow Agent is hereby authorized to make the payment set forth in the Demand. If Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court. Notwithstanding the foregoing provisions of this Section 8(a), if Buyer delivers a notice to Escrow Agent and Seller stating that Buyer has terminated this Agreement on or prior to the expiration of the Due Diligence Period, then Escrow Agent shall immediately return the Earnest Money, together with all interest earned thereon, to Buyer without the necessity of delivering any notice to, or receiving any notice from Seller.
(b)    The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent’s mistake of law respecting the scope or nature of Escrow Agent’s duties. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of Escrow Agent. Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that Escrow Agent shall hold the Earnest Money in escrow and shall disburse the Earnest Money pursuant to the provisions of this Section 8.
9.    Default
(a)    In the event that Seller is ready, willing and able to close in accordance with the terms and provisions hereof, and Buyer defaults in any of its obligations undertaken in this Agreement, Seller shall be entitled, as its sole and exclusive remedy, to either: (i) if Buyer is willing to proceed to Closing, waive such default and proceed to Closing in accordance with the terms and provisions hereof; or (ii) declare this Agreement to be terminated, and Seller shall be entitled to immediately receive all of the Earnest Money as liquidated damages as and for Seller’s sole remedy. Upon such termination, neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except as otherwise expressly provided herein. Seller and Buyer agree that (a) actual damages due to Buyer’s default hereunder would be difficult and inconvenient to ascertain and that such amount is not a penalty and is fair and reasonable in light of all relevant circumstances, (b) the amount specified as liquidated damages is not disproportionate to the damages that would be suffered and the costs that would be incurred by Seller as a result of having withdrawn the Property from the market, and (c) Buyer desires to limit its liability under this Agreement to the amount of the Earnest Money paid in the event Buyer fails to complete Closing, and such amount shall be paid to Seller as liquidated damages and as Seller’s sole remedy hereunder. Seller hereby waives any right to recover the balance of the Purchase Price, or any part thereof, and the right to pursue any other remedy permitted at law or in equity against Buyer. In no event under this Section 9(a) or otherwise shall Buyer be liable to Seller for any punitive, speculative or consequential damages.
(b)    In the event of a default in the obligations herein taken by Seller with respect to the Property, Buyer may, as its sole and exclusive remedy, either: (i) waive any unsatisfied conditions and proceed to Closing in accordance with the terms and provisions hereof; (ii) terminate this Agreement by delivering written notice thereof to Seller no later than Closing, upon which termination the Earnest Money, together with all interest earned therein, shall be refunded to Buyer, Seller shall pay to Buyer all of the out-of-pocket costs and expenses incurred by Buyer in connection with this Agreement in an aggregate amount not to exceed $50,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof; (iii) enforce specific performance of Seller’s obligations hereunder; or (iv) by notice to Seller given on or before the Closing Date, extend the Closing Date for a period of up to thirty (30) days (the

“Closing Extension Period”) to permit Seller to remedy any such default, and the “Closing Date” shall be moved to the last day of the Closing Extension Period. If Buyer so extends the Closing Date, then Seller may, but shall not be obligated to, cause said conditions to be satisfied during the Closing Extension Period. If Seller does not cause said conditions to be satisfied during the Closing Extension Period, then Buyer shall have the remedies set forth in Section 9(b) (i) through (iii) above, except that the term “Closing” shall read “Extended Closing.”
Notwithstanding the foregoing, if Seller willfully defaults in its obligation to sell and convey the Property to Buyer pursuant to this Agreement and the remedy of specific performance as provided in clause (iii) above is not available to Buyer because Seller has sold or conveyed the Property to another party, then Buyer shall, in addition to the foregoing remedies, be permitted to pursue any and all rights and remedies available to Buyer at law or in equity; provided, however, in no event shall Seller be liable to Buyer for any punitive, speculative or indirect consequential damages. If specific performance is not available as described in the immediately preceding sentence, Seller shall pay to Buyer all actual expenses, including reasonable attorneys’ fees actually incurred, incurred by Buyer in such specific performance action.
10.    Closing. The Closing shall consist of the execution and delivery of documents by Seller and Buyer, as set forth below, and delivery by Buyer to Seller of the Purchase Price in accordance with the terms of this Agreement. Seller and Buyer (as applicable) shall deliver to Escrow Agent for the benefit of the other at Closing the following executed documents:
(a)    A Limited Warranty Deed executed by Seller in the form attached hereto as Exhibit B (the “Deed”);
(b)    An Assignment and Assumption of Leases, Guaranties and Security Deposits executed by Seller and Buyer, in the form attached hereto as Exhibit C;
(c)    A Bill of Sale for the Personalty, if any, in the form attached hereto as Exhibit D;
(d)    An Assignment and Assumption of Contracts, Permits, Licenses and Warranties executed by Seller and Buyer, in the form of Exhibit E;
(e)    An original of each Estoppel Certificate and the VA Estoppel from each applicable Tenant obtained by Seller pursuant to the terms of Section 6(d) and, as applicable, Guarantor, dated no earlier than thirty (30) days prior to the date of Closing. Each Estoppel Certificate and the VA Estoppel must (i) reflect the business terms of the Lease, (ii) not disclose any defaults, (iii) be fully completed, dated and executed, and (iv) be certified to Buyer and Lender. As to any Lease, if the Lease and any amendments, bearing the original signatures of the landlord and tenant thereunder have not been delivered to Buyer previously, a copy thereof confirming that the copy is true, correct and complete shall be attached to the Estoppel Certificate;
(f)    To the extent obtained by Seller, estoppel certificates with respect to reciprocal easement agreements as may be reasonably requested by Buyer;

(g)    A settlement statement executed by Seller and Buyer setting forth the Purchase Price, all prorations and other adjustments to be made pursuant to the terms hereof, and the funds required for Closing as contemplated hereunder;
(h)    All transfer tax statements, declarations and filings as may be necessary or appropriate for purposes of recordation of the Deed;
(i)    Good standing certificates and corporate resolutions or member or partner consents, as applicable, and such other documents as reasonably requested by Escrow Agent, with respect to Seller and Buyer;
(j)    Originals or copies of the Warranties (as hereinafter defined), if any;
(k)    A certificate pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying the non-foreign status of Seller in the form attached hereto as Exhibit M;
(l)    An owner’s title affidavit as to mechanics’ liens and possession and other matters in customary form reasonably acceptable to Escrow Agent executed by Seller;
(m)    To the extent obtained by Seller, an original SNDA from each Tenant fully executed and notarized by such Tenant, if requested by Buyer;
(n)    With respect to each Tenant, a Letter to Tenant in form of Exhibit H attached hereto executed by Seller and Buyer, with such changes as Buyer might reasonably require;
(o)    An updated Rent Roll (defined below), arrears report and schedule of security deposits and letters of credit, certified by Seller to be true and correct;
(p)    A bring down certificate with respect to Seller’s representations and warranties provided herein executed by Seller, in the form attached hereto as Exhibit N;
(q)    The agreement documenting the Loan Assumption and any other documents reasonably required by the Lender executed by Seller and Buyer;
(r)    Such documentation as may be required to transfer to Buyer all of Seller’s right, title and interest in and to the Funded Maintenance Account;
(s)    All records (including originals) within Seller’s or Seller’s managing agent’s possession reasonably required for the continued operation of the Property, including but not limited to, service contracts, plans, surveys, the Leases, Guaranties, lease files, licenses, permits, warranties, guaranties, and records of current expenditures for repairs and maintenance; and
(t)    Such other instruments as are reasonably required by Escrow Agent to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

At Closing, Buyer shall instruct Escrow Agent to deliver the Earnest Money, together with all interest earned thereon, to Seller, which shall be applied to the Purchase Price, shall deliver the balance of the Purchase Price to Seller and shall execute and deliver execution counterparts of the closing documents referenced in clauses (b), (d) (g), (h), (m), (q) and (r). Buyer shall have the right to advance the Closing upon five (5) days’ prior written notice to Seller; provided that all conditions precedent to both Buyer’s and Seller’s respective obligations to proceed with Closing under this Agreement have been satisfied (or, if there are conditions to a party’s obligation to proceed with Closing that remain unsatisfied, such conditions have been waived by such party). Buyer shall have a one-time right to extend the Closing for up to fifteen (15) business days upon written notice to Seller to be received by Seller on or prior to the date which is five (5) days prior to the Closing Date. If Buyer timely exercises this right to extend, any document that Seller is obligated to provide that is “time sensitive” does not need to be provided again by Seller. The Closing shall be held through the mail, by delivery in escrow of the closing documents to the Escrow Agent, on or prior to the Closing or such other place or manner as the parties hereto may mutually agree.
11.    Representations by Seller. For the purpose of inducing Buyer to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Seller makes the following representations and warranties to Buyer as of the date hereof and as of the Closing Date:
(a)    Seller is duly organized (or formed), validly existing and in good standing under the laws of its state of organization, and to the extent required by law, the State in which the Property is located. Seller has the power and authority to execute and deliver this Agreement and all closing documents to be executed by Seller, and to perform all of Seller’s obligations hereunder and thereunder. Neither the execution and delivery of this Agreement and all closing documents to be executed by Seller, nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound. The execution, delivery and performance of this Agreement does not require the consent or approval of any court, administrative or governmental authority and does not result in the creation or imposition of any lien or equity of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any material agreement to which Seller is a party or the business or operations of Seller or any of its properties or assets;
(b)    Seller has not received any written notice of any current or pending litigation, condemnation proceeding or tax appeals affecting Seller or the Property and Seller does not have any actual knowledge of any pending litigation or tax appeals against Seller or the Property; Seller has not initiated, nor is Seller participating in, any action for a change or modification in the current subdivision, site plan, zoning or other land use permits for the Property;
(c)    Attached hereto as Exhibit J is a true, correct and complete list of all contracts and agreements relating to the operation or maintenance of the Property (the “Contracts”). Other than the Leases and Contracts, Seller has not entered into any agreements affecting the Property which will be binding upon Buyer after the Closing;

(d)    Except for violations which have been cured or remedied on or before the date hereof, Seller has not received any written notice from (or delivered any written notice to) any governmental authority regarding any violation of any law applicable to the Property and Seller does not have actual knowledge of any such violations, and the Property shall be delivered free from all violations at Closing;
(e)    Seller has fee simple title to the Property free and clear of all liens and encumbrances except for Permitted Exceptions and Seller is the sole owner of the entire lessor’s interest in each Lease. The Property constitutes one or more separate tax parcels for purposes of ad valorem taxation;
(f)    Attached hereto as Exhibit A-2 is a true, correct and complete list of all leases and subleases affecting the Property, including all amendments to such leases and subleases.
(g)    With respect to each Lease: (i) the Lease forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Lease; (ii) the Lease is in full force and effect and, to Seller’s actual knowledge, there is no default thereunder; (iii) except as disclosed to Buyer, no brokerage or leasing commissions or other compensation is or will be due or payable to any person, firm, corporation or other entity with respect to or on account of the current term of the Lease or any extension or renewal thereof; (iv) Seller has no outstanding obligation to provide Tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (v) intentionally deleted; (vi) except as shown on the Rent Roll (as defined herein), Tenant is not entitled to rental concessions or abatements for any period subsequent to the scheduled date of Closing; (vii) Tenant has not prepaid any rents as of the date hereof nor has Tenant delivered a security deposit, letter of credit or other security in connection with the Lease, except as set forth on Exhibit K attached hereto; (viii) Tenant has not made any request for any assignment, transfer, or subletting in connection with all or a portion of the premises demised to Tenant which is presently pending or under consideration by Seller; (ix) all specified work required to be performed by the landlord under the Lease up to the date of Closing has been completed or will be completed, at Seller’s expense, prior to the Closing; (x) Seller has not received and has no actual knowledge of any pending notices from Tenant electing to vacate the premises leased to Tenant or exercising any right of Tenant to terminate the Lease; and (xi) Seller has heretofore billed Tenant for all fixed rent and additional rent due under the Lease as of the date hereof;
(h)    Attached hereto as Exhibit A-3 and made a part hereof is a true, correct and complete copy of the rent roll for the Property (the “Rent Roll”);
(i)    There are no occupancy rights, leases or tenancies affecting the Property other than the Leases. Neither this Agreement nor the consummation of the transactions contemplated hereby is subject to any right of first refusal, right of first offer or other purchase right in favor of any other person or entity; and apart from this Agreement, Seller has not entered into any written agreements for the purchase or sale of the Property, or any interest therein which has not been terminated;
(j)    To Seller’s actual knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, no hazardous substances have been generated, stored,

released, or disposed of on or about the Property in violation of any law, rule or regulation applicable to the Property which regulates or controls matters relating to the environment or public health or safety (collectively, “Environmental Laws”). Seller has not received any written notice from (nor delivered any written notice to) any federal, state, county, municipal or other governmental department, agency or authority (1) concerning any petroleum product or other hazardous substance discharge or seepage at, on, around or under the Property, or migrating from the Property, in violation of any Environmental Laws or; (2) of any pending actions, suits, claims and/or proceedings claiming that Seller, any Tenant or the Property is in violation of any Environmental Laws. For purposes of this Section 11(j), “hazardous substances” shall mean any substance or material which is defined or deemed to be hazardous or toxic pursuant to any Environmental Laws. To Seller’s actual knowledge, except as set forth in the environmental reports previously delivered by Seller to Buyer, there are no underground storage tanks located on the Property;
(k)    Exhibit I attached hereto is a true, correct and complete listing of all warranties in effect for the Property (the “Warranties”);
(l)    Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code;
(m)    There presently exists no unrestored casualty or condemnation affecting the Property;
(n)    Attached hereto as Exhibit G is a true, correct and complete list of the Loan Documents. Except as set forth on Exhibit G, the Loan Documents have not been amended, supplemented, assigned by borrower or otherwise modified. The Loan Documents are valid and in full force and effect on the date hereof. To Seller’s actual knowledge, no event of default has occurred and is continuing, nor, to Seller’s actual knowledge, has any material event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute an event of default by Seller thereunder;
(o)    Jon Leavitt is familiar with the subject matter of Seller’s representations and warranties contained in this Agreement;
(p)    Each Guaranty forwarded to Buyer under Section 6(b) is a true, correct and complete copy of the Guaranty; and
(p)    To Seller’s actual knowledge and except for Seller’s confidential materials, Seller has provided Buyer with access to all certificates, licenses, permits, Leases, Contracts, books, records, documents and information relating to the Property and the ownership and operation thereof which are in the possession of Seller. Seller represents and warrants that such Due Diligence Materials are true and correct copies of the same materials in Seller’s files.
The representations and warranties of Seller shall survive Closing for a period of six (6) months. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (x) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Buyer prior to Closing, (y) unless the valid claims for all such breaches collectively aggregate Twenty-Five Thousand Dollars ($25,000.00) or more, in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined below), and (z) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of said six (6) month period and an action shall have been commenced by Buyer against Seller within nine (9) months after Closing. Seller shall not be liable to Buyer to the extent Buyer’s claim is satisfied from any insurance policy, service contract or Lease. As used herein, the term “Cap” shall mean the total aggregate amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). In no event shall Seller’s aggregate liability to Buyer for any and all breaches of any representation or warranty of Seller in this Agreement exceed the amount of the Cap, and Buyer hereby waives and disclaims any right to damages or compensation for any and all such breaches in excess of the Cap.
For purposes of this Agreement, all references to “Seller’s actual knowledge”, “Seller’s knowledge” or “the knowledge of Seller” or any similar reference shall be deemed to refer to the current actual knowledge of Jon Leavitt, after consultation with Seller’s property manager.
12.    Representations by Buyer. Buyer represents and warrants to, and covenants with, Seller as follows:
(a)    Buyer is duly formed, validly existing and in good standing under the laws of Delaware, is authorized to consummate the transaction set forth herein and fulfill all of its obligations hereunder and under all closing documents to be executed by Buyer, and has all necessary power to execute and deliver this Agreement and all closing documents to be executed by Buyer, and to perform all of Buyer’s obligations hereunder and thereunder. This Agreement and all closing documents to be executed by Buyer have been duly authorized by all requisite corporate or other required action on the part of Buyer and are the valid and legally binding obligation of Buyer, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all closing documents to be executed by Buyer, nor the performance of the obligations of Buyer hereunder or thereunder will result in the violation of any law or any provision of the organizational documents of Buyer or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Buyer is bound.
(b)    Buyer is not, and will not become a person identified on U.S. Treasury’s Office of Foreign Asset Control listing of Specially Designated Nationals and Blocked Persons (a “Prohibited Person”). Buyer (i) is not and will not become owned or controlled by a Prohibited Person, (ii) is not acting hereunder and will not act hereunder for or on behalf of a Prohibited Person, and (iii) is not providing and will not provide material, financial or technological support or other services to or in support of acts of terrorism of a Prohibited Person. Buyer will not enter into or undertake any activities related to this Agreement in violation of Anti-Terrorism Laws (as defined herein).
The representations and warranties of Buyer shall survive Closing for a period of six (6) months.

13.    Conditions Precedent to Buyer’s Obligations. Buyer’s obligation to pay the Purchase Price, and to accept title to the Property, shall be subject to compliance by Seller with the following conditions precedent on and as of the date of Closing:
(a)    Seller shall deliver to Buyer on or before the Closing the items set forth in Section 10 above;
(b)    Buyer shall receive from Escrow Agent or any other title insurer approved by Buyer in its judgment and discretion, a current ALTA owner’s form of title insurance policy, or irrevocable and unconditional binder to issue the same, with extended coverage for the Real Property and the Improvements (including any beneficial easements) in the amount of the Purchase Price, dated, or updated to, the date of the Closing, insuring, or committing to insure, at its ordinary premium rates Buyer’s good and marketable title in fee simple to the Real Property and the Improvements and otherwise in such form and with such endorsements as provided in the title commitment approved by Buyer pursuant to Section 6 hereof and subject only to the Permitted Exceptions (the “Title Policy”);
(c)    The representations and warranties of Seller contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing;
(d)    Seller shall have delivered to Buyer a written waiver from any party of any right of first refusal, right of first offer or other purchase option that such party may have, pursuant to the Leases or otherwise, to purchase the Property from Seller;
(e)    Lender shall have given approval of the Loan Assumption on the terms described in Section 3(b) hereof; and
(f)    Seller shall have made all contributions, payments and/or reimbursements and completed any and all work required by any governmental authority in connection with the construction and development of the Property, including, without limitation, as required by any variance or site plan approval.
In the event that any of the foregoing conditions precedent have not been satisfied as of the Closing Date, Buyer may elect, in its sole discretion, to either (i) waive such condition and proceed to Closing, (ii) terminate this Agreement, or (iii) notify Seller in writing of the unsatisfied condition and extend the Closing Date for three (3) business days to give Seller the opportunity to satisfy the condition. In the event Seller does not satisfy the condition by the end of such three (3) business day period, Buyer shall have the option to either waive the condition and proceed to Closing on the last day of such three (3) business day period or terminate this Agreement by written notice to Seller. Upon any termination of this Agreement under this paragraph, the Earnest Money shall be refunded to Buyer, and with respect to a failure under subsections (a), (c) or (d) above, Seller shall pay to Buyer upon receipt of reasonable documentary evidence thereof all of the out-of-pocket costs and expenses actually incurred by Buyer in connection with this Agreement in an aggregate amount not to exceed $25,000.00, which return and payment shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.
14.    Conditions Precedent to Seller’s Obligations. Seller’s obligation to deliver title to the Property shall be subject to compliance by Buyer with the following conditions precedent on and as of the date of Closing:
(a)    Buyer shall deliver to Escrow Agent on the Closing Date the remainder of the Purchase Price, subject to adjustment of such amount pursuant to Section 4 hereof, and all deliveries required to be made at or prior to the Closing pursuant to Section 10 of this Agreement;
(b)    The representations and warranties of Buyer contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the date of Closing as if such representations and warranties were made at and as of the Closing, and Buyer shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or at the Closing; and
(c)    Lender shall have given approval of the Loan Assumption on the terms described in Section 3(b) hereof.
In the event that any of the foregoing conditions precedent have not been satisfied as of the Closing Date, Seller may elect, in its sole discretion, to either (i) waive such condition and proceed to Closing, (ii) terminate this Agreement, or (iii) notify Buyer in writing of the unsatisfied condition and extend the Closing Date for three (3) business days to give Buyer the opportunity to satisfy the condition. In the event Buyer does not satisfy the condition by the end of such three (3) business day period, Seller shall have the option to either waive the condition and proceed to Closing on the last day of such three (3) business day period or terminate this Agreement by written notice to Buyer. In the event Seller terminates this Agreement as a result of a failure under subsections (a) or (b) above, Seller shall be entitled to exercise its remedy under Section 9(a) herein. In the event Seller terminates this Agreement as a result of a failure under subsection (c) above, the Earnest Money shall be refunded to Buyer. The delivery of the Earnest Money to the party entitled to receive it under this paragraph shall operate to terminate this Agreement and release Seller and Buyer from any and all liability hereunder, except those which are specifically stated herein to survive any termination hereof.
15.    Notices. Unless otherwise provided herein, all notices and other communications which may be or are required to be given or made by any party to the other in connection herewith shall be in writing and shall be deemed to have been properly given and received on the date: (i) delivered by facsimile transmission or by electronic mail (e.g. email), (ii) delivered in person, (iii) deposited in the United States mail, registered or certified, return receipt requested, or (iv) deposited with a nationally recognized overnight courier, to the addresses set out in Section 1, or at such other addresses as specified by written notice delivered in accordance herewith. Notwithstanding the foregoing, Seller and Buyer agree that notice may be given on behalf of each party by the counsel for each party and notice by such counsel in accordance with this Section 15 shall constitute notice under this Agreement.
16.    Seller Covenants. Seller agrees that it: (a) shall continue to operate and manage the Property in the same manner in which Seller has previously operated and managed the Property; (b) shall, subject to Section 7 hereof and subject to reasonable wear and tear, maintain the Property in the same condition as exists on the date hereof; (c) shall not amend the Loan Documents in any manner or enter into any new loan documents with respect to the Loan; and (d) from and after the date that is three (3) business days prior to the expiration of the Due Diligence Period, shall not, without Buyer’s prior written consent, which, may be withheld in Buyer’s sole discretion: (i) amend the Leases or Guaranties in any manner or enter into any new lease, license agreement or other occupancy agreement with respect to the Property; (ii) consent to an assignment of any Lease or a sublease of the premises demised thereunder or a termination or surrender thereof; (iii) terminate any Lease or release any guarantor of or security for any Lease unless required by the express terms of such Lease; (iv) enter into any contracts unless terminable by Seller without penalty upon not more than thirty (30) days’ prior notice; and/or (v) cause, permit or consent to an alteration of the premises demised under the Leases (unless such consent is non-discretionary). Seller shall promptly inform Buyer in writing of any material event adversely affecting the ownership, use, occupancy or maintenance of the Property, whether insured or not.
17.    314 Audit. Upon Buyer’s request, for a period of seventy-one (71) days after the Closing Date, Seller shall make the financial statements, including balance sheets, income statements, stockholders’ equity statements and cash flow statements and related notes prepared in accordance with United States generally accepted accounting standards, and any and all books, records, correspondence, financial data, leases, delinquency reports and all other documents and matters (other than confidential and privileged information) maintained by Seller or their agents and relating to receipts, expenditures, contributions and distributions reasonably necessary to complete an audit pertaining to the Property for the three (3) most recent full calendar years and the interim period of the current calendar year (collectively, the “Records”) available to Buyer and/or its auditors for inspection, copying and audit by Buyer’s designated accountants, and at Buyer’s expense. Seller shall provide Buyer and/or its auditors, but without expense to Seller, with copies of, or access to, such factual and financial information as may be reasonably requested by Buyer or its designated accountants, and in the possession or control of Seller, to enable Buyer to file any filings required by the Securities and Exchange Commission (the “SEC”) in connection with the purchase of the Property. Seller understands and acknowledges that Buyer is required to file audited financial statements related to the Property with the SEC within seventy-one (71) days of the Closing Date and agrees to provide any Records to the Buyer’s auditors on a timely basis to facilitate Buyer’s timely submission of such audited financial statements.
18.    Performance on Business Days. A "business day" is a day which is not a Saturday, Sunday or legal holiday recognized by the Federal Government. Furthermore, if any date upon which or by which action is required under this Agreement is not a business day, then the date for such action shall be extended to the first day that is after such date and is a business day. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.
19.    Entire Agreement. This Agreement constitutes the sole and entire agreement among the parties hereto and no modification of this Agreement shall be binding unless in writing and signed by all parties hereto. No prior agreement or understanding pertaining to the subject matter hereof (including, without limitation, any letter of intent executed prior to this Agreement) shall be valid or of any force or effect from and after the date hereof.
20.    Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, at any time or to any extent, then the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
21.    No Representations or Warranties. Except for the representations and warranties expressly set forth above in Section 11 and the documents delivered by Seller to Buyer under Section 10 hereof, the Property is expressly purchased and sold “AS IS,” “WHERE IS,” and “WITH ALL FAULTS.” The Purchase Price and the terms and conditions set forth herein are the result of arm’s‑length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Buyer shall have the benefit of, and, except as otherwise provided in this Agreement and the documents delivered by Seller to Buyer under Section 10 hereof, is not relying upon any information provided by Seller or statements, representations or warranties, express or implied, made by or enforceable directly against Seller, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than the representations set forth above). Except as otherwise expressly provided otherwise in this Agreement and the documents delivered by Seller to Buyer under Section 10 hereof, if Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, Buyer and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Buyer shall not rely thereon and the reliance by Buyer upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller, Seller’s partners, members, or affiliates or any of their respective partners, officers, directors, participants, employees, contractors, attorneys, consultants, representatives, agents, successors, assigns or predecessors‑in‑interest. Except for the warranties and representations of Seller, Buyer shall rely only upon any title insurance obtained by Buyer with respect to title to the Property. Except for the representations and warranties expressly set forth above in Section 11, Buyer acknowledges and agrees that no representation has been made and no responsibility is assumed by Seller with respect to current and future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants, which rights shall be subject, in any event, to the terms of Section 16 of this Agreement.
22.    Applicable Law. This Agreement shall be construed under the laws of the State or Commonwealth in which the Property is located, without giving effect to any state's conflict of laws principles.
23.    Tax-Deferred Exchange. Buyer and Seller respectively acknowledge that the purchase and sale of the Property contemplated hereby may be part of a separate exchange (an “Exchange”) being made by each party pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated with respect thereto. In the event that either party (the “Exchanging Party”) desires to effectuate such an exchange, then the other party (the “Non-Exchanging Party”) agrees to cooperate fully with the Exchanging Party in order that the Exchanging Party may effectuate such an exchange; provided, however, that with respect to such Exchange (a) all additional costs, fees and expenses related thereto shall be the sole responsibility of, and borne by, the Exchanging Party; (b) the Non-Exchanging Party shall incur no additional liability as a result of such exchange; (c) the contemplated exchange shall not delay any of the time periods or other obligations of the Exchanging Party hereby, and without limiting the foregoing, the scheduled date for Closing shall not be delayed or adversely affected by reason of the Exchange; (d) the accomplishment of the Exchange shall not be a condition precedent or condition subsequent to the Exchanging Party's obligations under the Agreement; and (e) the Non-Exchanging Party shall not be required to hold title to any land other than the Property for purposes of the Exchange. The Exchanging Party agrees to defend, indemnify and hold the Non-Exchanging Party harmless from any and all liability, damage or cost, including, without limitation, reasonable attorney's fees that may result from Non-Exchanging Party's cooperation with the Exchange. The Non-Exchanging Party shall not, by reason of the Exchange, (i) have its rights under this Agreement, including, without limitation, any representations, warranties and covenants made by the Exchanging Party in this Agreement (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller), or in any of the closing documents (including but not limited to any warranties of title, which, if Seller is the Exchanging Party, shall remain warranties of Seller) contemplated hereby, adversely affected or diminished in any manner, or (ii) be responsible for compliance with or deemed to have warranted to the Exchanging Party that the Exchange complies with Section 1031 of the Code. The obligations under this Section 23 shall survive the Closing.

24.    Broker’s Commissions. Buyer and Seller each hereby represent that, except for the Broker listed herein, there are no other brokers involved or that have a right to proceeds in this transaction. Seller shall be responsible for payment of commissions to the Broker pursuant to a separate written agreement executed by Seller. Seller and Buyer each hereby agree to indemnify and hold the other harmless from all loss, cost, damage or expense (including reasonable attorneys' fees at both trial and appellate levels) incurred by the other as a result of any claim arising out of the acts of the indemnifying party (or others on its behalf) for a commission, finder's fee or similar compensation made by any broker, finder or any party who claims to have dealt with such party (except that Buyer shall have no obligations hereunder with respect to any claim by Broker). The representations, warranties and indemnity obligations contained in this Section 24 shall survive the Closing or the earlier termination of this Agreement.
25.    Assignment. Buyer may assign its rights under this Agreement prior to Closing to a related special purpose entity titled ARHC PPLVLGA01, LLC (“Approved Assignee”); provided, however, that no such assignment shall relieve Buyer of any of its obligations hereunder until Closing is complete. Except for the foregoing permitted assignment or in connection with an Exchange in accordance with the provisions of Section 23 herein, this Agreement and Buyer’s rights and obligations described herein are personal to Buyer and shall not be assigned without Seller’s prior written consent.
26.    Attorneys’ Fees. In any action between Buyer and Seller as a result of failure to perform or a default under this Agreement, the prevailing party shall be entitled to recover from the other party, and the other party shall pay to the prevailing party, the prevailing party’s reasonable attorneys’ fees and disbursements and court costs incurred in such action.
27.    Time of the Essence. Time is of the essence with respect to each of Buyer’s and Seller’s obligations hereunder.
28.    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Agreement which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature on this Agreement to the other party upon request.
29.    Anti-Terrorism. Neither Buyer or Seller, nor any of their affiliates, are in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. “Anti-Terrorism Laws” shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department’s Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced).

[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL VII, LLC,
a Delaware limited liability company

By: AR Capital, LLC, a Delaware limited liability company, its sole member

By: /s/ William M. Kahane
       Name: William M. Kahane
       Title: Manager

ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership

By: ICM VI Management, LLC, a Georgia limited liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole Member
By: /s/ Bruce Timm
Name: Bruce Timm
Title: President

Date: May 27, 2015	Date: May 27, 2015

THE UNDERSIGNED HEREBY ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT RELATING TO ESCROW AGENT AND THE EARNEST MONEY.
ESCROW AGENT:
FIDELITY NATIONAL TITLE INSURANCE COMPANY
By: /s/ Linda L. Hart
Name: Linda L. Hart
Title: AVP
Date: June 22, 2015

EXHIBITS
Exhibit A-1    -    Real Property
Exhibit A-2    -    List of Leases
Exhibit A-3    -    Rent Roll
Exhibit B    -    Form of Limited Warranty Deed
Exhibit C    -    Form of Assignment and Assumption of Leases, Guaranties and                     Security Deposits
Exhibit D    -    Form of Bill of Sale
Exhibit E    -    Form of Assignment of Contracts, Permits, Licenses and Warranties
Exhibit F    -    Form of Estoppel Certificate
Exhibit G    -    Loan Documents
Exhibit H    -    Form of Tenant Notice Letter
Exhibit I    -    Warranties
Exhibit J    -    Contracts
Exhibit K    -    Prepaid Rents, Security Deposits and Letters of Credit
Exhibit L    -    Form of VA Estoppel
Exhibit M    -    Non-Foreign Person Affidavit
Exhibit N    -    Seller’s Bring Down Certificate
Exhibit O    -    Due Diligence Materials

EXHIBIT A-1
LEGAL DESCRIPTION OF PROPERTY

All that tract or parcel of land lying and being in Land Lot 9, 7th District, Gwinnett County, Georgia and being more particularly described as follows:

BEGINNING at an iron pin set at the northeast corner of a mitered intersection of the northerly right-of-way line of Philips Boulevard (having an 80-foot right-of-way) and the easterly right-of-way line of Katherine Oak Court (having a 60-foot right-of-way); Thence running along the easterly right-of-way line of Katherine Oak Court, South 79°02'41" West, 15.56 feet to an iron pin set; Thence, North 55°57'19" West, 250.78 feet to a ½" rebar found; Thence leaving said easterly right-of-way line of Katherine Oak Court and running, North 34°02'41" East, 87.26 feet to a ½" rebar found; Thence, North 51°26'15" East, 227.21 feet to a point; Thence, North 74°19'54" East, 304.39 feet to a point; Thence, South 72°25'50" East, 231.02 feet to a parker kalon nail set; Thence, South 15°44'52" East, 50.93 feet to an iron pin set along the northerly right-of-way line of Philip Boulevard; Thence running along the northerly right-of-way line of Philip Boulevard, South 68°24'39" West, 141.25 feet to a point; Thence, North 21°35'17" West, 4.54 Feet to a point; Thence, South 68°34'22" West, 89.34 feet to a point; Thence, South 66°53'15" West, 63.97 feet to a point; Thence, South 61°52'30" West, 61.94 feet to a point; Thence, 50.90 feet along the arc of a curve to the left having a radius of 684.47 feet and being scribed by a chord bearing South 58°02'10" West, 50.89 feet to a point; Thence, South 34°05'39" East, 3.11 feet to a point; Thence, 220.36 feet along the arc of a curve to the left having a radius of 681.36 feet and being scribed by a chord bearing South 46°38'35" West, 219.40 Feet to an iron pin set and the true POINT OF BEGINNNING.

Said tract contains 3.41 acres (148,721 square feet) more or less, as shown in a survey prepared for Grove Street Lawrenceville, LLC, ICM VI – Philip Centre, LP, RGA Reinsurance Company, its successors and/or assigns, Republic Commercial Title Company, LLC and First American Title Insurance Company by Point To Point Land Surveyors, Inc. dated July 25, 2012 and last revised September 26, 2012.

Being all of Tract I as shown on Plat entitled "A Subdivision Plat Prepared for: Grove Street Lawrenceville, LLC" recorded in Plat Book 129, Pages154-155, of the Public Records of Gwinnett County, Georgia.

TOGETHER WITH, the rights, privileges, easements and appurtenances created by the following:

a.
Terms and conditions of that certain Easement Agreement between Oxford Lane JV LLC and Grove Street Lawrenceville, LLC, dated March 16, 2007, filed March 19, 2007 and recorded in Deed Book 47688, Page 63, aforesaid records.

b.
Terms and condition of that certain Storm Water Easement and Maintenance Agreement between Oxford Lane JV LLC and Grove Street Lawrenceville, LLC, dated March 16, 2007, filed March 19, 2007 and recorded in Deed Book 47688, Page 50, aforesaid records.

A-1-1

c. Terms and conditions of that certain Reciprocal Easement Agreement by and between     Grove Street Lawrenceville, LLC and ICM VI-Philip Centre, LP, dated September 27,     2012 and recorded in Deed Book 51698, Page 166, aforesaid records

A-1-2

EXHIBIT A-2
LIST OF LEASES

1.
Lease dated September 30, 2008 between Grove Street Lawrenceville, LLC, a Georgia limited liability company, as Landlord, and Benchmark Rehabilitation Partners, LLC, a Delaware limited liability company, as Tenant, as amended by First Amendment to Lease dated January 17, 2013 and by Second Amendment to Lease dated December 16, 2014.

2.
Lease dated March 1, 2010 between Grove Street Lawrenceville, LLC, a Georgia limited liability company, as Landlord, and Kaiser Foundation Health Plan of Georgia, Inc., a Georgia nonprofit public benefit corporation, as Tenant, as amended by First Amendment to Lease dated December 31, 2014.

3.
Lease dated September 27, 2011 between Grove Street Lawrenceville, LLC, a Georgia limited liability company, as Lessor, and the United States of America, as Lessee, as amended by Supplemental Lease Agreement No.1 dated September 13, 2012, Supplemental Lease Agreement No.2 dated December 20, 2012, and Supplemental Lease Agreement No.3 dated December 20, 2012.

4.    Lease Agreement dated August 14, 2013 between ICM VI – Philip Centre, LP, a Georgia     limited partnership, as Landlord, and Georgia Pain and Wellness LLC, a Georgia limited     liability company, as Tenant, as amended by First Amendment to Lease Agreement dated     November __, 2013.
5.    Lease Agreement dated October 28, 2015 between ICM VI – Philip Centre, LP, a     Georgia limited partnership, as Landlord, and Georiga Interventional Pain LLC, a     Georgia limited liability company, as Tenant.

A-2-1

EXHIBIT A-3
RENT ROLL
(attached)

A-3-1

EXHIBIT B
FORM OF LIMITED WARRANTY DEED
[Subject to Local Counsel Review]

STATE OF GEORGIA        Upon recording return to:
COUNTY OF GWINNETT                        _____________________
_____________________
_____________________
_____________________

LIMITED WARRANTY DEED
THIS INDENTURE, made this ____ day of ______, 2015 by and between ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (hereinafter referred to as “Grantor”), having an address of 3715 Northside Parkway, Building 400, Suite 475, Atlanta, GA 30327, and __________________________________, a _____________________, having an address of _____________________________________ (hereinafter referred to as “Grantee”).

W I T N E S S E T H:
That for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, Grantor has granted, bargained, sold, assigned, transferred and conveyed and does hereby grant, bargain, sell, assign and transfer and convey to Grantee, its successors and assigns, all of that certain tract or parcel of land being more particularly described in Exhibit ”A” attached hereto and by this reference made a part hereof (hereinafter referred to as the “Property”).
TO HAVE AND TO HOLD said Property, together with all and singular the rights, members, and appurtenances thereof, to the same being, belonging or in anywise appertaining to the only proper use, benefit and behoof of Grantee and the successors and assigns of Grantee, forever, IN FEE SIMPLE.
Grantor covenants: (i) that it is lawfully seized and possessed of the Property; (ii) that title to the Property is free, clear and unencumbered (except as to those matters set forth on Exhibit “B” attached hereto); and (iii) that Grantor shall warrant and forever defend the title to said Property, unto the Grantee, its successors and assigns, against the lawful claims of all persons claiming by, through or under Grantor, except as to those matters set forth on Exhibit “B” attached hereto.

IN WITNESS WHEREOF, Grantor has hereunto set its hand and seal on the day, month and year first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public My Commission Expires: [AFFIX NOTARIAL SEAL]
GRANTOR:
ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership

By: ICM VI Management, LLC, a Georgia limited liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole Member

By: ________________________
   Bruce Timm
   Its: President

Exhibit “A”
[Legal Description]

Exhibit “B”
[Permitted Exceptions]

EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION OF LEASES, GUARANTIES AND SECURITY DEPOSITS
ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to ARHC PPLVLGA01, LLC, a Delaware limited liability company ("Assignee"), all of Assignor's right, title and interest in and to those leases described in Exhibit A attached hereto and made a part hereof (as amended from time to time, the “Leases”), including any and all security deposits under the Leases, together with all of Assignor’s right, title and interest in and to those lease guaranties described in Exhibit B attached hereto and made a part hereof.
Subject to the limitations set forth below, Assignor does hereby agree to defend, indemnify and hold harmless Assignee from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignee by reason of the failure of Assignor to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the lessor, or landlord under and by virtue of the Leases arising or accruing prior to the date of this Assignment. Subject to the limitations set forth below, Assignee does hereby agree to defend, indemnify and hold harmless Assignor from any liability, damages (excluding speculative damages, consequential damages and lost profits), causes of action, expenses and reasonable attorneys' fees incurred by Assignor by reason of the failure of Assignee to have fulfilled, performed and discharged all of the various commitments, obligations and liabilities of the landlord under and by virtue of the Leases arising or accruing on and after the date of this Assignment.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment this ______ day of ______________, 2015, which Assignment is effective this date. This Assignment may be executed in counterparts, which when taken together shall be deemed one agreement.

ASSIGNOR:
ICM VI – PHILIP CENTRE, LP, a Georgia limited                             partnership

By: ICM VI Management, LLC, a Georgia limited                              liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation,                          its sole Member

By: ________________________
Bruce Timm
Its: President

ASSIGNEE:

ARHC PPLVLGA01, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit A

List of Leases

[to be prepared by Seller]

Exhibit B

List of Guaranties

[to be prepared by Seller]

EXHIBIT D
FORM OF BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (“Seller”), hereby bargains, sells, conveys and transfers to ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Buyer”), all of Seller’s right, title and interest in and to those certain items of personal and intangible property (including any warranty made by third parties in connection with the same and the right to sue on any claim for relief under such warranties) (the “Personal Property”) located at or held in connection with that certain real property located in the State of Georgia, as more particularly described on Schedule A attached hereto and made a part hereof.
Seller has not made and does not make any express or implied warranty or representation of any kind whatsoever with respect to the Personal Property, including, without limitation, with respect to title, merchantability of the Personal Property or its fitness for any particular purpose, the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Buyer accepts the Personal Property on an “as is, where is” basis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ___ day of _______, 2015.
SELLER:
ICM VI – PHILIP CENTRE, LP, a Georgia limited                             partnership

By: ICM VI Management, LLC, a Georgia limited liability                          company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole                      Member

By: ________________________
Bruce Timm
Its: President

SCHEDULE A
TO BILL OF SALE
[Add legal description of Real Property]

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
PERMITS, LICENSES AND WARRANTIES
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS, PERMITS, LICENSES AND WARRANTIES (this “Assignment”), made as of the ___ day of ________, 2015, by ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (“Assignor”), and ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Assignee”).
W I T N E S S E T H:
WHEREAS, by Agreement for Purchase and Sale of Real Property (the “Purchase Agreement”) having an effective date of _________________ ____, 2015, between Assignor and American Realty Capital VII, LLC, a Delaware limited liability company, predecessor-in-interest to Assignee, Assignee has agreed to purchase from Assignor as of the date hereof, and Assignor has agreed to sell to Assignee, that certain property located at 455 Philip Boulevard, Lawrenceville, Georgia 30046 (the “Property”);
WHEREAS, Assignor desires to assign to Assignee as of the date hereof all of Assignor’s right, title and interest in those contracts set forth on Exhibit A attached hereto, and the permits, trademarks, licenses and warranties held by Assignor in connection with the Property (collectively, the “Contracts”); and
WHEREAS, Assignor and Assignee have further agreed that Assignee shall expressly assume all of the obligations of Assignor accruing under the Contracts from and after the date of this Assignment.
NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Contracts, and Assignee hereby assumes and agrees to observe and perform all of the obligations and duties of Assignor under each of the Contracts accruing from and after, or relating to periods from and after, but not before, the date of this Assignment. Assignor agrees without additional consideration to execute and deliver to Assignee any and all additional forms of assignment and other instruments and documents that may be reasonably necessary or desirable to transfer or evidence the transfer to Assignee of any of Assignor's right, title and interest to any of the Contracts.
This Assignment shall be governed by the laws of the State of Georgia, applicable to agreements made and to be performed entirely within said State.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor has duly executed this Assignment as of the date first above written.
ASSIGNOR:

ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership

By: ICM VI Management, LLC, a Georgia      limited liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole Member

By: ________________________
Bruce Timm
Its: President

ASSIGNEE:

ARHC PPLVLGA01, LLC, a Delaware limited liability company

By:
Name:
Title:

Exhibit “A”

Assigned Contracts

EXHIBIT F
FORM OF ESTOPPEL CERTIFICATE
The undersigned hereby certifies to AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“ARC VII”), ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Approved Assignee,” and together with ARC VII, “Buyer”), [__________________] (“Lender”), and their respective successors and assigns as follows:
1.    The undersigned is the tenant under that certain [insert title of lease document] [(the “Lease”)], dated as of _________ __, ____, by and between _________________________ (“Landlord”) and _________________________ (“Tenant”) [, as amended by that certain [insert title of lease amendment document], dated as of _________ __, ____, by and between _________________________ and _________________________ (collectively, the “Lease”)], pursuant to which Tenant leases certain premises known as Suite ____, consisting of _______ rentable square feet (the “Premises”), at that real property and improvements located at _________________________________________ (the “Property”).
2.    Except as set forth above, the Lease has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived.
3.    The Lease is valid and in full force and effect on the date hereof. The Lease represents the entire agreement between Landlord and Tenant with respect to the Premises and the land on which the Premises are situated.
4.    Tenant is not entitled to, and has made no agreement with Landlord or its agents or employees concerning, free rent, partial rent, rebate of rent payments, credit or offset or reduction in rent, or any other type of rental concession including, without limitation, lease support payments, lease buy-outs, or assumption of any leasing or occupancy agreements of Tenant.
5.    The initial term of the Lease began on __________ __, _____ and expires on ________ __, 20__. The Rent Commencement Date was __________ __, ____. Tenant has accepted possession of the Premises and is open for business. Tenant has not sublet all or a portion of the Premises to any sublessee and has not assigned, transferred or encumbered any of its rights or interests under the Lease.
6.    Tenant has no outstanding options or rights to renew or extend the term of the Lease, except as follows: ________________ (if none, please state “none”). Tenant has no outstanding expansion options, other options, rights of first refusal or rights of first offer to purchase the Property or any part thereof, or rights of first offer to lease with respect to all or any part of the Property.
7.    The [Base Annual Rent] payable under the Lease is $____________ ($_________ monthly). Such [Base Annual Rent] payable under the Lease shall be adjusted during the initial term of the Lease as follows: (a) from ___________, 20__ to and including ______________, 20__, the Base Annual Rent shall be $_______ ($_______ monthly); (b) from ___________, 20___ to and including ____________, 20___ the Base Annual Rent shall be $________ ($________

monthly); [and from __________, 20__ to and including __________, 20___ the Base Annual Rent shall be $_________ ($__________ monthly)]. Such rent has been paid through and including the month of ____________, 2015. Additional rent under the Lease in the amount of $__________ has been paid through and including the month of __________, 2015. No such rent (excluding security deposits) has been paid more than one (1) month in advance of its due date.
8.    Tenant's security deposit, if any, is $_________________ (if none, please state “none”).
9.    No event has occurred and no condition exists that constitutes, or that with the giving of notice or the lapse of time or both, would constitute, a default by Tenant or, to the best knowledge of Tenant, Landlord under the Lease. Tenant has no existing defenses or offsets against the enforcement of the Lease by Landlord.
10.    (a)    All required contributions by Landlord to Tenant on account of Tenant's improvements have been received by Tenant and all of Tenant's tenant improvements have been completed in accordance with the terms of the Lease.
(b)    Landlord has satisfied all its obligations to Tenant arising out of or incurred in connection with the construction of the tenant improvements on the Premises and no off-set exists with respect to any rents or other sums payable or to become payable by the Tenant under the Lease.
11.    All licenses necessary for using and operating the Premises as a [insert permitted use] are held by Tenant and are in full force and effect.
12.    No voluntary actions or, to Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
13.    This Certificate is delivered to induce Buyer to acquire the Property and Lender to approve Buyer’s acquisition of the Property and assumption of the mortgage loan encumbering the Property, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate.
[SIGNATURE PAGE FOLLOWS]

The undersigned is duly authorized to execute this Certificate on behalf of Tenant.
Dated: ____________, 2015
TENANT:
____________________, a ________________
By:______________________
Name:
Title:

[DELETE THE FOLLOWING SECTION IF THE LEASE IS NOT GUARANTEED]
[_________________________, a _________________________] (“Guarantor”) certifies to and for the benefit of Buyer, Lender and their respective successors and assigns as follows:
With respect to that certain [Guaranty], dated as of ________ __, ____, by Guarantor to and for the benefit of Landlord (the “Guaranty”): (a) Guarantor is the guarantor of the Lease pursuant to the Guaranty; (b) the Guaranty has not been modified, changed, altered, supplemented or amended in any respect, nor have any provisions thereof been waived; (c) the Guaranty is valid and in full force and effect on the date hereof; and (d) no voluntary actions or, to Guarantor’s best knowledge, involuntary actions are pending against Guarantor under the bankruptcy laws of the United States or any state thereof. This Certificate is delivered to induce Buyer to acquire the Property and Lender to approve Buyer’s acquisition of the Property and assumption of the mortgage loan encumbering the Property, with the understanding that Buyer and Lender shall rely upon the truth of the matters set forth in this Certificate. The undersigned is duly authorized to execute this Certificate.
Dated: ____________, 2015

[USE FOLLOWING SIGNATURE BLOCK FOR ENTITY GUARANTOR]
GUARANTOR:
____________________,
a ________________

By:______________________
    Name:
Title:

[USE FOLLOWING SIGNATURE BLOCK FOR PERSONAL GUARANTOR]

GUARANTOR:
______________________
Name:

EXHIBIT G
LOAN DOCUMENTS

1.    Promissory Note dated September 27, 2012 in the original principal amount of     $5,200,000.00 from ICM VI – Philip Centre, LP (“Borrower”) to RGA Reinsurance     Company (“Lender”).
2.    Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated     September 27, 2012 between Borrower and Lender.
3.    Assignment of Leases and Rents dated September 27, 2012 by Borrower in favor of     Lender.
4.    Environmental Indemnity Agreement dated September 27, 2012 by Borrower and Bruce     Timm (“Guarantor”) for the benefit of Lender.
5.    Assignment and Subordination of Management Agreement dated September 27, 2012 by     and among Borrower, Lender and HealthAmerica Realty Group, L.L.C.
6.    Escrow Agreement dated September 27, 2012 by and between Borrower and Lender.
7.    UCC-1 Financing Statement naming Borrower, as debtor, and Lender, as secured party,     recorded as No. 067-2012-006506 in the UCC centralized indices of the Gwinnett     County, Georgia records.
8.    UCC-1 Financing Statement naming Borrower, as debtor, and Lender, as secured party,     recorded in Deed Book 51691, Page 671 in the Gwinnett County, Georgia records.
9.    Separate Guaranty of Carveout Obligations dated September 27, 2012 by Guarantor in     favor of Lender.

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EXHIBIT H
FORM OF NOTICE TO TENANT
________________ ___, 2015
TO:    [INSERT TENANT’S NOTICE ADDRESS FROM LEASE]
Re:    Notice of Change of Ownership of 455 Philip Boulevard, Lawrenceville, Georgia 30046

Ladies and Gentlemen:
YOU ARE HEREBY NOTIFIED AS FOLLOWS:
That as of the date hereof, the undersigned has transferred, sold, assigned, and conveyed all of its right, title and interest in and to the above-described property, (the “Property”) to ARHC PPLVLGA01, LLC, a Delaware limited liability company (the “New Owner”), and assigned to New Owner, all of the undersigned’s right, title and interest under that certain Lease, dated _________, between ________as tenant and ____________as landlord (the “Lease”), together with any security deposits or letters of credit held thereunder.
Accordingly, New Owner is the landlord under the Lease and future notices and correspondence with respect to your leased premises at the Property should be made to the New Owner at the following address:
ARHC PPLVLGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
7621 Little Avenue, Suite 200
Charlotte, North Carolina 28226
Attention: Regional Asset Manager

With a copy to:
ARHC PPLVLGA01, LLC
c/o American Realty Capital Healthcare Trust III, Inc.
405 Park Avenue, 14th Floor
New York, NY 10022
Attention: General Counsel
You will receive a separate notification from New Owner regarding the new address for the payment of rent. In addition, to the extent required by the Lease, please amend all insurance policies you are required to maintain pursuant to the Lease to name New Owner as an additional insured thereunder and promptly provide New Owner with evidence thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

ICM VI – PHILIP CENTRE, LP, a Georgia limited                             partnership

By: ICM VI Management, LLC, a Georgia limited                              liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation,                          its sole Member

By: ________________________
Bruce Timm
Its: President

EXHIBIT I
WARRANTIES

1.	Everguard Diamond Pledge Roof Guarantee No. G2008-00006499 dated January 16, 2008 from GAF Materials Corporation

Everguard Diamond Pledge Roof Guarantee No. G2008-00006500 dated January 16, 2008 from GAF Materials Corporation

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EXHIBIT J
CONTRACTS
(attached)

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EXHIBIT K
PREPAID RENTS, SECURITY DEPOSITS AND LETTERS OF CREDIT
(attached)

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EXHIBIT L
FORM OF VA ESTOPPEL
(attached)

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EXHIBIT M
NON-FOREIGN PERSON AFFIDAVIT

THIS AFFIDAVIT is made this _____ day of ________________, 2015 by ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (the “Transferor”), for the benefit of ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Transferee”).
Section 1445(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the Transferee that withholding of tax is not required upon the disposition by Transferor of an interest in the Property described on Exhibit “A” hereto, the undersigned hereby certifies the following on behalf of Transferor:
(i)Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate or other foreign person (as those terms are defined in the Code and Income Tax Regulations);
(ii)    Transferor’s U.S. Employer Identification Number or Social Security Number, as applicable, is [____________]; and
(i)    Transferor’s address is 3715 Northside Parkway, Building 400, Suite 475, Atlanta, GA 30327.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that he has examined this certification and, to the best of his knowledge and belief, it is true, correct and complete, and the undersigned further declares that he has authority to sign this document on behalf of Transferor.
TRANSFEROR:

ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership
By: ICM VI Management, LLC, a Georgia limited liability company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole Member

By: ________________________
Bruce Timm
Its: President

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Exhibit A

M-2

EXHIBIT N
SELLER’S BRING DOWN CERTIFICATE

Reference is made to that certain Agreement for Purchase and Sale of Real Property having an effective date of _________________ ____, 2015 (the “Agreement”) by and between American Realty Capital VII, LLC, a Delaware limited liability company, predecessor-in-interest to ARHC PPLVLGA01, LLC, a Delaware limited liability company (“Buyer”), and [ICM VI – PHILIP CENTRE, LP, a Georgia limited partnership (“Seller”). Pursuant to Section 10(p) of the Agreement, Seller hereby certifies to Buyer that all of Seller’s representations and warranties contained in Section 11 of the Agreement are true and correct in all material respects as of the date hereof.
Dated: _________________ ____, 2015.

SELLER:

ICM VI – PHILIP CENTRE, LP, a Georgia limited                             partnership

By: ICM VI Management, LLC, a Georgia limited liability                          company, its General Partner

By: ICM Realty Group Ltd., an Alberta corporation, its sole                      Member

By: ________________________
Bruce Timm
Its: President

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EXHIBIT O
     DUE DILIGENCE MATERIALS

1.    A complete copy of all leases affecting the Properties and all amendments thereto and of     all material correspondence relating thereto.

2.    A copy of all surveys and site plans of the Properties, including, without limitation, any     as-built surveys obtained or delivered to the Tenants of the Properties in connection with     its construction.

3.    A copy of all architectural plans and specifications and construction drawings for     improvements located on the Properties.

4.    A copy of Seller's title insurance commitment and policies relating to the Properties.

5.    A copy of the certificate of occupancy and zoning reports for the Properties and of all     governmental permits and approvals.

6.    A copy of all environmental, engineering and physical condition reports for the     Properties.

7.    The operating budget and any CAM reconciliations of the Properties for the current year     and following year, if available.

8.    The operating statements and delinquency reports of the Properties for the twenty-    four (24) month period immediately preceding the Purchase and Sale Agreement     effective date.

9.    Copies of the Propeties real estate tax bills for the current and prior two (2) tax years.

10.    All service contracts and certificates of insurance with respect to current insurance     policies which affect the Properties, if any.

11.    A copy of all warranties relating to the improvements constructed on the Properties,     including without limitation any structural slab or roof warranties.

12.    A written inventory of all items of personal properties to be conveyed to Buyer, if any.

13.    Updated set of Tenants' financials to be provided through the Closing Date to the extent     reasonably available to Seller and consistent with Tenants' reporting requirements.

14.    Complete copy of any feasibility study completed by the developer.

15.    A copy of all primary and secondary state licenses or regulatory permits for the     Properties.

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16.    A copy of any documents relating to a waiver of life safety code or physical plant     requirements.

17.    A copy of all Loan Documents.

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